Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Investor Relations Contact:

Daniel E. Bachus

Chief Financial Officer

Grand Canyon Education, Inc.

602-639-6648

Dan.bachus@gce.com

GRAND CANYON EDUCATION, INC. REPORTS

FOURTH QUARTER 2022 RESULTS

PHOENIX, AZ., February 16, 2023—Grand Canyon Education, Inc. (NASDAQ: LOPE), (“GCE” or the “Company”), is a publicly traded education services company that currently provides services to 27 university partners. GCE provides a full array of support services in the post-secondary education sector and has developed significant technological solutions, infrastructure and operational processes to provide superior services in these areas on a large scale. GCE today announced financial results for the quarter ended December 31, 2022.

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Grand Canyon Education, Inc. Reports Fourth Quarter 2022 Results

For the three months ended December 31, 2022:

●	Service revenue was $258.7 million for the fourth quarter of 2022, an increase of $7.3 million, or 2.9%, as compared to service revenue of $251.4 million for the fourth quarter of 2021. The increase year over year in service revenue was primarily due to an increase in GCU traditional campus enrollments and revenue per student year over year partially offset by a decrease in online enrollments at GCU of 1.6% and to a lesser extent, students in a university partner’s Occupational Therapy Assistants (“OTA”) program in which enrollment declined 11.3% between December 31, 2021 and 2022. Additionally, GCU’s traditional campus Fall semester moved forward one day compared to the third quarter of 2021, which decreased service revenues earned in the fourth quarter by $1.5 million. The increase in revenue per student between years is primarily due to the service revenue impact of the growth in the GCU traditional campus enrollments between years which has a higher revenue per student due to room, board and other ancillary revenues and the higher revenue per student at off-campus classroom and laboratory sites. Service revenue per student for Accelerated Bachelor of Science in Nursing (“ABSN”) program students at off-campus classroom and laboratory sites generates a significantly higher revenue per student than we earn under our agreement with GCU, as these agreements generally provide us with a higher revenue share percentage, the partners have higher tuition rates than GCU and the majority of their students take more credits on average per semester.
●	Partner enrollments totaled 112,955 at December 31, 2022 as compared to 112,554 at December 31, 2021. University partner enrollments at our off-campus classroom and laboratory sites were 4,636, a decrease of 1.0% over enrollments at December 31, 2021, which includes 320 and 269 GCU students at December 31, 2022 and 2021, respectively. This growth rate has slowed over the past year primarily due to the 11.3% decline in OTA students as the university partner stopped admitting new students for most of 2021 due to clinical placement backlog. Year over year ABSN students decreased 0.3% at December 31, 2022. None of our ABSN partners have stopped admitting new students due to the clinical faculty challenges that began during the pandemic, however some locations that were scheduled to open in 2021 and 2022 have been pushed back and some existing partners have reduced incoming cohort sizes which has slowed the growth. In addition, in a joint decision between us and one of our university partners, two ABSN off-campus classroom and laboratory sites were closed at the beginning of this year to allow the university partner to focus its resources closer to its home location. Excluding the prior year enrollments from locations that have been closed in the past twelve months, ABSN students grew by 3.6% year over year. We did open six new off-campus classroom and laboratory sites in the year ended December 31, 2022 increasing the total number of these sites to 35 at December 31, 2022 and we anticipate opening six to eight more in 2023 which should re-accelerate the ABSN student enrollment growth. Enrollments at GCU increased to 108,639 at December 31, 2022, a slight increase of 0.5% over enrollments at December 31, 2021 primarily due to the increase in ground traditional and ABSN off-campus enrollments partially offset by the decrease in GCU online enrollments between years. Enrollments for GCU ground students were 25,522 at December 31, 2022 up from 23,629 at December 31, 2021 primarily due to a 8.6% increase in traditional ground students between years.
●	Operating income for the three months ended December 31, 2022 was $90.7 million, a decrease of $11.7 million as compared to $102.4 million for the same period in 2021. The operating margin for the three months ended December 31, 2022 was 35.1%, compared to 40.7% for the same period in 2021.

●	Interest income, net of interest expense, decreased from $6.5 million in the fourth quarter of 2021 to $1.3 million in the fourth quarter of 2022 primarily due to the payoff of the Secured Note receivable and the cancellation and repayment of the credit facility, both of which occurred in the fourth quarter of 2021.

●	Income tax expense for the three months ended December 31, 2022 was $21.0 million, a decrease of $2.8 million, as compared to income tax expense of $23.8 million for the three months ended December 31, 2021. This decrease was the result of a decrease in our taxable income, partially offset by an increase in our effective tax rate between periods. Our effective tax rate was 22.8% during the fourth quarter of 2022 compared to 21.8% during the fourth quarter of 2021. In the fourth quarter of 2022, the effective tax rate was unfavorably impacted by state income taxes.

●	Net income decreased 16.5% to $71.0 million for the fourth quarter of 2022, compared to $85.1 million for the same period in 2021. As adjusted net income was $72.7 million and $83.7 million for the fourth quarters of 2022 and 2021, respectively.

●	Diluted net income per share was $2.30 and $2.15 for the fourth quarters of 2022 and 2021, respectively. As adjusted diluted net income per share was $2.36 and $2.11 for the fourth quarters of 2022 and 2021, respectively.

●	Adjusted EBITDA decreased 6.2% to $102.2 million for the fourth quarter of 2022, compared to $109.0 million for the same period in 2021.

For the year ended December 31, 2022:

●	Service revenue was $911.3 million for the year ended December 31, 2022, an increase of $14.7 million, or 1.6%, as compared to service revenue of $896.6 million for the year ended December 31, 2021. The increase year over year in service revenue was primarily due to an increase in GCU traditional campus enrollments and revenue per student year over year partially offset by a decrease in online enrollments at GCU of 1.6% and to a lesser extent, students in a university partner’s OTA program in which enrollment declined 11.3% between December 31, 2021 and 2022. The increase in revenue per student between years is primarily due to the service revenue impact of the growth in the GCU traditional campus enrollments between years which has a higher revenue per student due to room, board and other ancillary revenues and the higher revenue per student at off-campus classroom and laboratory sites. Service revenue per student for ABSN program students at off-campus classroom and laboratory sites generates a significantly higher revenue per student than we earn under our agreement with GCU, as these agreements generally provide us with a higher revenue share percentage, the partners have higher tuition rates than GCU and the majority of their students take more credits on average per semester.
●	Operating income for the year ended December 31, 2022 was $237.5 million, a decrease of $44.7 million as compared to $282.2 million for the same period in 2021. The operating margin for the year ended December 31, 2022 was 26.1%, compared to 31.5% for the same period in 2021.

●	Interest income, net of interest expense, decreased from $49.1 million for the year ended December 31, 2021 to $2.6 million for the year ended December 31, 2022 primarily due to the payoff of the Secured Note receivable and the cancellation and repayment of the credit facility, both of which occurred in the fourth quarter of 2021.

●	Income tax expense for the year ended December 31, 2022 was $55.4 million, a decrease of $15.5 million, or 21.9%, as compared to income tax expense of $70.9 million for the year ended December 31, 2021. This decrease was the result of a decrease in our taxable income partially offset by an increase in our effective tax rate between periods. Our effective tax rate was 23.1% during the year ended December 31, 2022 compared to 21.4% during the year ended December 31, 2021. In the year ended December 31, 2021, the effective tax rate was significantly impacted by excess tax benefits of $4.4 million as a result of exercises of the remaining stock options held by employees prior to their expiration. Excess tax benefits totaled only $0.1 million in the year ended December 31, 2022. The effective tax rate was favorably impacted by the contributions in lieu of state income taxes of $5.0 million in July 2022 and 2021. The impact of the contributions in 2022 had a greater impact on the effective tax rate than it did in 2021 due to lower income before taxes.

●	Net income decreased 29.1% to $184.7 million for the year ended December 31, 2022, compared to $260.3 million for the same period in 2021. As adjusted net income was $192.1 million and $263.8 million for the years ended December 31, 2022 and 2021, respectively.

●	Diluted net income per share was $5.73 and $5.92 for the years ended December 31, 2022 and 2021, respectively. As adjusted diluted net income per share was $5.96 and $6.00 for the years ended December 31, 2022 and 2021, respectively.

●	Adjusted EBITDA decreased 11.0% to $291.3 million for the year ended December 31, 2022, compared to $327.4 million for the same period in 2021.

Liquidity and Capital Resources

Our liquidity position, as measured by cash and cash equivalents and investments decreased by $419.2 between December 31, 2021 and December 31, 2022, which was largely attributable to share repurchases in accordance with our share repurchase program and capital expenditures during the year ended December 31, 2022 of $604.2 million and $35.2 million, respectively, partially offset by cash provided by operating activities of $220.8 million. Our unrestricted cash and cash equivalents and investments were $181.7 million and $600.9 million at December 31, 2022 and 2021, respectively.

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Grand Canyon Education, Inc. Reports Fourth Quarter 2022 Results and Full Year Outlook 2023

2023 Outlook

Q1 2023:

●	Service revenue of between $249.0 million and $250.0 million;
●	Operating margin of between 29.4% and 29.6%;
●	Effective tax rate of 22.3%;
●	Diluted EPS of between $1.90 and $1.93; and
●	30.6 million diluted shares.

The diluted EPS guidance includes non-cash amortization of intangible assets net of taxes of $1.6 million, which equates to a $0.05 impact on diluted EPS.

Q2 2023:

●	Service revenue of between $206.0 million and $209.0 million;
●	Operating margin of between 14.8% and 15.7%;
●	Effective tax rate of 24.9%;
●	Diluted EPS of between $0.79 and $0.85; and
●	30.4 million diluted shares.

The diluted EPS guidance includes non-cash amortization of intangible assets net of taxes of $1.6 million, which equates to a $0.05 impact on diluted EPS.

Q3 2023:

●	Service revenue of between $215.5 million and $223.0 million;
●	Operating margin of between 15.8% and 18.1%;
●	Effective tax rate of 24.9%;
●	Diluted EPS of between $0.88 and $1.04; and
●	30.1 million diluted shares.

The diluted EPS guidance includes non-cash amortization of intangible assets net of taxes of $1.6 million, which equates to a $0.05 impact on diluted EPS.

Q4 2023:

●	Service revenue of between $268.5 million and $283.0 million;
●	Operating margin of between 33.5% and 36.4%;
●	Effective tax rate of 24.0%;
●	Diluted EPS of between $2.33 and $2.66; and
●	29.8 million diluted shares.

The diluted EPS guidance includes non-cash amortization of intangible assets net of taxes of $1.6 million, which equates to a $0.05 impact on diluted EPS.

Full Year 2023:

●	Service revenue of between $939.0 million and $965.0 million;
●	Operating margin of between 24.2% and 25.9%;
●	Effective tax rate of 23.8%;
●	Diluted EPS between $5.90 and $6.47; and
●	30.2 million diluted shares.

The diluted EPS guidance includes non-cash amortization of intangible assets net of taxes of $6.4 million, which equates to a $0.20 impact on diluted EPS.

Forward-Looking Statements

This news release contains “forward-looking statements” which include information relating to future events, future financial performance, strategies expectations, competitive environment, regulation, and availability of resources. These forward-looking statements include, without limitation, statements regarding: proposed new programs; whether regulatory, economic, or business developments or other matters may or may not have a material adverse effect on our financial position, results of operations, or liquidity; projections, predictions, expectations, estimates, and forecasts as to our business, financial and operating results, and future economic performance; and management’s goals and objectives and other similar expressions concerning matters that are not historical facts. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” and similar expressions, the negative of these expressions, as well as statements in future tense, identify forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause our actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements include, but are not limited to: the harm to our business, results of operations, and financial condition, and harm to our university partners resulting from epidemics, pandemics, or public health crises: the occurrence of any event, change or other circumstance that could give rise to the termination of any of our key university partner agreements; our ability to properly manage risks and challenges associated with strategic initiatives, including potential acquisitions or divestitures of, or investments in, new businesses, acquisitions of new properties and new university partners, and expansion of services provided to our existing university partners; our failure to comply with the extensive regulatory framework applicable to us either directly as a third party education services provider or indirectly through our university partners, including Title IV of the Higher Education Act and the regulations thereunder, state laws and regulatory requirements, and accrediting commission requirements; competition from other education services companies in our geographic region and market sector, including competition for students, qualified executives and other personnel; the pace of growth of our university partners’ enrollment and its effect on the pace of our own growth; our ability to, on behalf of our university partners, convert prospective students to enrolled students and to retain active students to graduation; our success in updating and expanding the content of existing programs and developing new programs in a cost-effective manner or on a timely basis for our university partners; the impact of any natural disasters or public health emergencies; and other factors discussed in reports on file with the Securities and Exchange Commission, including as set forth in Part I, Item 1A of our Annual Report on Form 10-K for period ended December 31, 2022, as updated in our subsequent reports filed with the Securities and Exchange Commission on Form 10Q or Form 8-K.

Forward-looking statements speak only as of the date the statements are made.  You should not put undue reliance on any forward-looking statements.  We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions, or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws.  If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Grand Canyon Education, Inc. Reports Fourth Quarter 2022 Results

Conference Call

Grand Canyon Education, Inc. will discuss its fourth quarter 2022 results and full year 2023 outlook during a conference call scheduled for today, February 16, 2023 at 4:30 p.m. Eastern time (ET).

Live Conference Dial-In:

Those interested in participating in the question-and-answer session should follow the conference dial-in instructions below. Participants may register for the call here to receive the dial-in numbers and unique PIN to access the call seamlessly. Please dial in at least ten minutes prior to the start of the call.  Journalists are invited to listen only.

Webcast and Replay:

Investors, journalists and the general public may access a live webcast of this event at: Q4 2022 Grand Canyon Education Inc. Earnings Conference Call. A webcast replay will be available approximately two hours following the conclusion of the call at the same link.

About Grand Canyon Education, Inc.

Grand Canyon Education, Inc. (“GCE”), incorporated in 2008, is a publicly traded education services company that currently provides services to 27 university partners. GCE is uniquely positioned in the education services industry in that its leadership has over 30 years of proven expertise in providing a full array of support services in the post-secondary education sector and has developed significant technological solutions, infrastructure and operational processes to provide superior services in these areas on a large scale. GCE provides services that support students, faculty and staff of partner institutions such as marketing, strategic enrollment management, counseling services, financial services, technology, technical support, compliance, human resources, classroom operations, content development, faculty recruitment and training, among others. For more information about GCE visit the Company's website at www.gce.com.

Grand Canyon Education, Inc., 2600 W. Camelback Road, Phoenix, AZ 85017, www.gce.com.

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Grand Canyon Education, Inc. Reports Fourth Quarter 2022 Results

GRAND CANYON EDUCATION, INC.

Consolidated Income Statements

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
(In thousands, except per share data)
Service revenue	$258,700	$251,376	$911,306	$896,564
Costs and expenses:
Technology and academic services	38,357	30,815	150,493	132,078
Counseling services and support	72,540	64,799	273,313	249,179
Marketing and communication	44,853	42,546	196,090	182,872
General and administrative	10,168	8,712	45,491	41,826
Amortization of intangible assets	2,104	2,104	8,419	8,419
Total costs and expenses	168,022	148,976	673,806	614,374
Operating income	90,678	102,400	237,500	282,190
Interest income on Secured Note	—	7,737	—	52,090
Interest expense	3	(1,298)	(2)	(3,601)
Investment interest and other	1,327	33	2,621	610
Income before income taxes	92,008	108,872	240,119	331,289
Income tax expense	20,981	23,759	55,444	70,945
Net income	$71,027	$85,113	$184,675	$260,344
Earnings per share:
Basic income per share	$2.32	$2.15	$5.75	$5.94
Diluted income per share	$2.30	$2.15	$5.73	$5.92
Basic weighted average shares outstanding	30,669	39,571	32,131	43,835
Diluted weighted average shares outstanding	30,835	39,669	32,237	43,958

Grand Canyon Education, Inc. Reports Fourth Quarter 2022 Results

GRAND CANYON EDUCATION, INC.

Consolidated Balance Sheets

	As of December 31,	As of December 31,
(In thousands, except par value)	2022	2021
ASSETS:	(Unaudited)
Current assets
Cash and cash equivalents	$120,409	$600,941
Investments	61,295	—
Accounts receivable, net	77,413	70,063
Income taxes receivable	2,788	1,275
Other current assets	11,368	8,766
Total current assets	273,273	681,045
Property and equipment, net	147,504	136,120
Right-of-use assets	72,719	57,652
Amortizable intangible assets, net	176,800	185,219
Goodwill	160,766	160,766
Other assets	1,687	1,943
Total assets	$832,749	$1,222,745
LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities
Accounts payable	$20,006	$24,306
Accrued compensation and benefits	36,412	32,714
Accrued liabilities	22,473	27,593
Income taxes payable	12,167	5,895
Deferred revenue	—	10
Current portion of lease liability	8,648	7,426
Total current liabilities	99,706	97,944
Deferred income taxes, noncurrent	26,195	25,962
Other long-term liabilities	436	37
Lease liability, less current portion	68,793	53,755
Total liabilities	195,130	177,698
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.01 par value, 10,000 shares authorized; 0 shares issued and outstanding at December 31, 2022 and 2021	—	—
Common stock, $0.01 par value, 100,000 shares authorized; 53,830 and 53,637 shares issued and 31,058 and 37,722 shares outstanding at December 31, 2022 and 2021, respectively	538	536
Treasury stock, at cost, 22,772 and 15,915 shares of common stock at December 31, 2022 and 2021, respectively	(1,711,423)	(1,107,211)
Additional paid-in capital	309,310	296,670
Accumulated other comprehensive loss	(533)	—
Retained earnings	2,039,727	1,855,052
Total stockholders’ equity	637,619	1,045,047
Total liabilities and stockholders’ equity	$832,749	$1,222,745

Grand Canyon Education, Inc. Reports Fourth Quarter 2022 Results

GRAND CANYON EDUCATION, INC.

Consolidated Statements of Cash Flows

(Unaudited)

	Year Ended
	December 31,
(In thousands)	2022	2021

Cash flows provided by operating activities:
Net income	$184,675	$260,344
Adjustments to reconcile net income to net cash provided by operating activities:
Share-based compensation	12,642	11,526
Reversal of credit loss reserve	—	(5,000)
Depreciation and amortization	22,758	21,994
Amortization of intangible assets	8,419	8,419
Deferred income taxes	401	5,674
Other, including fixed asset impairments	853	677
Changes in assets and liabilities:
Accounts receivable and interest receivable from university partners	(7,350)	(2,863)
Other assets	(2,604)	(256)
Right-of-use assets and lease liabilities	1,193	545
Accounts payable	(3,894)	7,392
Accrued liabilities	(1,023)	4,148
Income taxes receivable/payable	4,759	509
Deferred revenue	(10)	10
Net cash provided by operating activities	220,819	313,119
Cash flows (used in) provided by investing activities:
Capital expenditures	(35,232)	(28,875)
Additions of amortizable content	(397)	(515)
Funding to GCU	—	(190,000)
Repayment by GCU	—	1,159,912
Purchases of investments	(171,549)	(56,335)
Proceeds from sale or maturity of investments	110,039	66,792
Net cash (used in) provided by investing activities	(97,139)	950,979
Cash flows used in financing activities:
Principal payments on notes payable	—	(107,774)
Repurchase of common shares and shares withheld in lieu of income taxes	(604,212)	(803,832)
Net proceeds from exercise of stock options	—	2,680
Net cash used in financing activities	(604,212)	(908,926)
Net (decrease) increase in cash and cash equivalents and restricted cash	(480,532)	355,172
Cash and cash equivalents and restricted cash, beginning of period	600,941	245,769
Cash and cash equivalents and restricted cash, end of period	$120,409	$600,941
Supplemental disclosure of cash flow information
Cash paid for interest	$2	$3,697
Cash paid for income taxes	$48,573	$61,900
Supplemental disclosure of non-cash investing and financing activities
Purchases of property and equipment included in accounts payable	$1,131	$1,536
ROU Asset and Liability recognition	$15,067	$3,368

Grand Canyon Education, Inc. Reports Fourth Quarter 2022 Results

GRAND CANYON EDUCATION, INC.

Adjusted EBITDA  (Non-GAAP Financial Measure)

Adjusted EBITDA is defined as net income plus interest expense, less interest income and other gain (loss) recognized on investments, plus income tax expense, and plus depreciation and amortization (EBITDA), as adjusted for (i) contributions to private Arizona school tuition organizations in lieu of the payment of state income taxes; (ii) share-based compensation, and (iii) unusual charges or gains, such as litigation and regulatory reserves, impairment charges and asset write-offs, and exit or lease termination costs. We present Adjusted EBITDA because we consider it to be an important supplemental measure of our operating performance. We also make certain compensation decisions based, in part, on our operating performance, as measured by Adjusted EBITDA. All of the adjustments made in our calculation of Adjusted EBITDA are adjustments to items that management does not consider to be reflective of our core operating performance. Management considers our core operating performance to be that which can be affected by our managers in any particular period through their management of the resources that affect our underlying revenue and profit generating operations during that period and does not consider the items for which we make adjustments (as listed above) to be reflective of our core performance.

We believe Adjusted EBITDA allows us to compare our current operating results with corresponding historical periods and with the operational performance of other companies in our industry because it does not give effect to potential differences caused by variations in capital structures (affecting relative interest expense, including the impact of write-offs of deferred financing costs when companies refinance their indebtedness), tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses), the book amortization of intangibles (affecting relative amortization expense), and other items that we do not consider reflective of underlying operating performance. We also present Adjusted EBITDA because we believe it is frequently used by securities analysts, investors, and other interested parties as a measure of performance.

In evaluating Adjusted EBITDA, investors should be aware that in the future we may incur expenses similar to the adjustments described above. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by expenses that are unusual, non-routine, or non-recurring. Adjusted EBITDA has limitations as an analytical tool in that, among other things it does not reflect:

●	cash expenditures for capital expenditures or contractual commitments;

●	changes in, or cash requirements for, our working capital requirements;

●	interest expense, or the cash required to replace assets that are being depreciated or amortized; and

●	the impact on our reported results of earnings or charges resulting from the items for which we make adjustments to our EBITDA, as described above and set forth in the table below.

In addition, other companies, including other companies in our industry, may calculate these measures differently than we do, limiting the usefulness of Adjusted EBITDA as a comparative measure. Because of these limitations, Adjusted EBITDA should not be considered as a substitute for net income, operating income, or any other performance measure derived in accordance with and reported under GAAP, or as an alternative to cash flow from operating activities or as a measure of our liquidity. We compensate for these limitations by relying primarily on our GAAP results and only use Adjusted EBITDA as a supplemental performance measure.

The following table provides a reconciliation of net income to Adjusted EBITDA, which is a non-GAAP measure for the periods indicated:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021

	(Unaudited, in thousands)		(Unaudited, in thousands)
Net income	$71,027	$85,113	$184,675	$260,344
Plus: interest expense	(3)	1,298	2	3,601
Less: interest income on Secured Note	—	(7,737)	—	(52,090)
Less: investment interest and other	(1,327)	(33)	(2,621)	(610)
Plus: income tax expense	20,981	23,759	55,444	70,945
Plus: amortization of intangible assets	2,104	2,104	8,419	8,419
Plus: depreciation and amortization	5,735	5,593	22,758	21,994
EBITDA	98,517	110,097	268,677	312,603
Plus: contributions in lieu of state income taxes	—	—	5,000	5,000
Plus: loss on fixed asset disposal	94	—	1,249	—
Less: reversal of credit loss reserve	—	(5,000)	—	(5,000)
Plus: share-based compensation	3,158	2,811	12,642	11,526
Plus: litigation and regulatory reserves	452	1,062	3,768	3,225
Adjusted EBITDA	$102,221	$108,970	$291,336	$327,354

Non-GAAP Net Income and Non-GAAP Diluted Income Per Share

The Company believes the presentation of non-GAAP net income and non-GAAP diluted income per share information that excludes amortization of intangible assets, loss on disposal of fixed assets, the reversal of credit loss reserve and the write off of deferred loan costs upon repayment of the credit facility, allows investors to develop a more meaningful understanding of the Company’s performance over time. Accordingly, for the three-months and years ended December 31, 2022 and 2021, the table below provides reconciliations of these non-GAAP items to GAAP net income and GAAP diluted income per share, respectively:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021

	(Unaudited, in thousands except per share data)
GAAP Net income	$71,027	$85,113	$184,675	$260,344
Amortization of intangible assets	2,104	2,104	8,419	8,419
Loss on disposal of fixed assets	94	—	1,249	—
Reversal of credit loss reserve	—	(5,000)	—	(5,000)
Write off remaining deferred loan costs upon repayment of credit facility	—	1,028	—	1,028
Income tax effects of adjustments(1)	(501)	408	(2,232)	(952)
As Adjusted, Non-GAAP Net income	$72,724	$83,653	$192,111	$263,839

GAAP Diluted income per share	$2.30	$2.15	$5.73	$5.92
Amortization of intangible assets (2)	0.06	0.04	0.20	0.15
Loss on disposal of fixed assets (3)	0.00	-	0.03	-
Reversal of credit loss reserve (4)	-	(0.10)	-	(0.09)
Write off remaining deferred loan costs upon repayment of credit facility (5)	-	0.02	-	0.02
As Adjusted, Non-GAAP Diluted income per share	$2.36	$2.11	$5.96	$6.00

(1)	The income tax effects of adjustments are based on the effective income tax rate applicable to adjusted (non-GAAP) results.
(2)	The amortization of acquired intangible assets per diluted share is net of an income tax benefit of $0.02 and $0.01 for the three months ended December 31, 2022 and 2021, respectively, and net of an income tax benefit of $0.06 and $0.04 for the year ended December 31, 2022 and 2021, respectively.

(3)	The loss on disposal of fixed assets per diluted share is net of an income tax benefit of nil for the three months ended December 31, 2022 and net of an income tax benefit of $0.01 for the year ended December 31, 2022.
(4)	The reversal of credit loss reserve per diluted share is net of an income tax expense of $0.03 for the three months ended December 31, 2021, and net of an income tax expense of $0.02 for the year ended December 31, 2021.
(5)	The write off of remaining deferred loan costs upon repayment of the credit facility per diluted share is net of an income tax benefit of $0.01 for the three months ended December 31, 2021, and net of an income tax benefit of $0.01 for the year ended December 31, 2021.